Exhibit 99.1

N E W S  R E L E A S E

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Senior Director, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2009 THIRD QUARTER EARNINGS

-- Company Updates Full Year 2009 EPS Guidance to $1.91-$1.97 --
-- Premium & Service Revenue Growth of 18.1% --
-- Strong Cash Flow Generation of $115 Million --

ST. LOUIS, MISSOURI (October 27, 2009) -- Centene Corporation (NYSE: CNC) today announced its net earnings from continuing operations for the quarter ended September 30, 2009 were $22.7 million, or $0.51 per diluted share, compared to $18.1 million, or $0.41 per diluted share in the third quarter of 2008.  The results of operations for our New Jersey health plan, University Health Plans, are classified as discontinued operations.  The discussions below, with the exception of cash flow information, are in the context of continuing operations and all financial ratios are calculated using revenues excluding premium taxes and investment income.

Third Quarter Highlights

•	Quarter-end managed care at-risk membership of 1,386,400, an increase of 215,300 lives year over year.

•	Premium and Service revenues of $987.3 million, representing 18.1% year over year growth.

•	Health Benefits Ratio (HBR) of 83.7%.

•	General and Administrative (G&A) expense ratio of 13.2%.

•	Cash flow from operations of $114.9 million.

•	Days in claims payable of 47.1.

•
Diluted earnings per share from continuing operations of $0.51, compared to $0.41 in the third quarter of 2008.  Earnings per diluted share in 2008 included a $0.06 loss on investments from the Primary Reserve fund.

Other Events

•
On August 31, 2009, Centene announced that the State of Massachusetts had accepted its proposal to manage healthcare services for the Commonwealth Bridge Program through its subsidiary, CeltiCare Health Plan of Massachusetts, effective October 1, 2009, through June 30, 2010.

•	Effective September 1, 2009, Centene converted 62,100 members in Florida from Access Health Solutions to at-risk under our Sunshine State Health Plan.

•
On October 24, 2009, Centene announced a settlement agreement with Amerigroup Corporation associated with the sale of our New Jersey health plan.  Pursuant to the settlement agreement, the parties will move forward with the transaction, which is subject to regulatory approval and expected to be completed in the first quarter of 2010.

•
In August 2009, Jason Harrold, president and CEO of OptiCare Managed Vision, Inc. was appointed to Senior Vice President of Centene’s Specialty Business Unit.  Mr. Harrold assumed the leadership role over the specialty companies previously held by William Scheffel.

•	On October 26, 2009 our Board of Directors approved an extension of our stock repurchase program.

Centene Corporation Reports 2009 Third Quarter Results October 27, 2009 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We are pleased with the ability of our team to deliver solid results across Centene's products and markets in a challenging economic environment.”

The following table depicts membership in Centene’s managed care organizations, by state, at September 30, 2009 and 2008:

	September 30,
	2009		2008
Arizona	17,400		—
Florida	84,400		—
Georgia	303,400		283,900
Indiana	200,700		172,400
Massachusetts	500		—
Ohio	151,200		132,500
South Carolina	46,100		26,600
Texas	450,200		433,200
Wisconsin	132,500		122,500
Total at-risk membership	1,386,400		1,171,100
Non-risk membership	63,200	*	3,700
Total	1,449,600		1,174,800
______________________________
* Increase mainly due to consolidation of our Access Health Solutions LLC investment, effective January 1, 2009.

The following table depicts membership in Centene’s managed care organizations, by member category, at September 30, 2009 and 2008:

	September 30,
	2009	2008
Medicaid	1,040,500	850,500
CHIP & Foster Care	263,400	261,800
ABD & Medicare	82,500	58,800
Total at-risk membership	1,386,400	1,171,100
Non-risk membership	63,200	3,700
Total	1,449,600	1,174,800

Statement of Operations

•
For the third quarter of 2009, Premium and Service Revenues increased 18.1% to $987.3 million from $835.7 million in the third quarter of 2008.  The increase was primarily driven by premium rate increases and membership growth in all states, including the commencement of our Arizona acute care contract in October 2008, the consolidation of Access and conversion of members to our at-risk plan in Florida.

•
The consolidated HBR, which reflects medical costs as a percent of premium revenues, was 83.7%.  A reconciliation of the change in HBR from the prior year same period and from the immediately preceding quarter is presented below:

Q3:2009 vs. Q3:2008		Q3:2009 vs. Q2:2009
Third Quarter 2008	82.2%	Second Quarter 2009	83.1%
Decrease in Texas/CHIP Perinate rates	1.0	New markets reserved at higher rates	0.1
Impact of additional costs related to the flu	0.5	Impact of additional costs related to the flu	0.3
Pass-through payments	0.1	Pass-through payments	0.1
Net change in other markets	(0.1)	Net change in other markets	0.1
Third Quarter 2009	83.7%	Third Quarter 2009	83.7%

The increase in the third quarter of 2009 over the comparable period in 2008 was due to the March 1, 2009 rate decrease for our CHIP/Perinate product in Texas which brought the HBR more in line with our normal range and the impact of additional costs related to the flu.  We also experienced improvements in our ABD product, particularly in Ohio, which was mostly offset by the impact of changes in rates and benefit structures in other markets.  Sequentially, the increase in the HBR reflects the impact of additional costs related to the flu along with the effect of reserving at higher rates for new markets and receiving pass-through payments which increase the HBR ratio.

•
Consolidated G&A expense as a percent of premium and service revenues was 13.2% in the third quarter of 2009, a decrease from 14.2% in the third quarter of 2008.  The reduction in the G&A ratio between years reflects improved leveraging of our costs over a higher revenue base and the impact of additional revenue from new business (Arizona Acute Care, Florida and South Carolina).

•
Earnings per diluted share from continuing operations were $0.51, compared to $0.41 in the third quarter of 2008.  Earnings per diluted share in 2008 included a $0.06 loss on investments from the Primary Reserve fund.

Balance Sheet and Cash Flow

At September 30, 2009, the Company had cash and investments of $939.0 million, including $911.4 million held by its regulated entities and $27.6 million held by its unregulated entities.  Medical claims liabilities totaled $411.0 million, representing 47.1 days in claims payable, a decrease of 0.4 days from June 30, 2009.  Total debt was $277.3 million and debt to capitalization was 31.9%.  Year to date cash flow from operations was $177.0 million.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, June 30, 2009	47.5
Payment of annual provider bonuses	(0.7)
Impact of Florida expansion	0.3
Days in claims payable, September 30, 2009	47.1

Centene Corporation Reports 2009 Third Quarter Results October 27, 2009 / Page 3

Outlook

The table below depicts the Company’s annual guidance from continuing operations for 2009:

Full Year 2009
	Low	High
Premium and Service revenues (in millions)	$ 3,850	$ 3,900
Earnings per diluted share	$ 1.91	$ 1.97

Stock Repurchase Authorization

On October 26, 2009, the Company’s Board of Directors extended the Company’s stock repurchase program.  The program authorizes the repurchase of up to 4,000,000 shares of the Company’s common stock from time to time on the open market or through privately negotiated transactions.  No duration has been placed on the repurchase program and we reserve the right to discontinue the repurchase program at any time.

Conference Call

As previously announced, the Company will host a conference call Tuesday, October 27, 2009, at 8:30 A.M. (Eastern Time) to review the financial results for the second quarter ended September 30, 2009, and to discuss its business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.  Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada, 973-638-3440 from abroad, or via a live Internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Time) on Tuesday, November 10, 2009, at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 30957978.

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the Children’s Health Insurance Program (CHIP), as well as Aged, Blind, or Disabled (ABD), Foster Care, Long-Term Care and Medicare (Special Needs Plans). The Company operates local health plans and offers a wide range of health insurance solutions to individuals and the rising number of uninsured Americans. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, pharmacy benefits management and medication adherence. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company’s estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene’s Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2009 Third Quarter Results October 27, 2009 / Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)
	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents of continuing operations	$389,135	$370,999
Cash and cash equivalents of discontinued operations	4,847	8,100
Total cash and cash equivalents	393,982	379,099
Premium and related receivables, net of allowance for uncollectible accounts of $19 and $595, respectively	104,798	92,531
Short-term investments, at fair value (amortized cost $45,332 and $108,469, respectively)	45,692	109,393
Other current assets	61,294	75,333
Current assets of discontinued operations other than cash	8,292	9,987
Total current assets	614,058	666,343
Long-term investments, at fair value (amortized cost $475,078 and $329,330, respectively)	486,889	332,411
Restricted deposits, at fair value (amortized cost $17,177 and $9,124, respectively)	17,286	9,254
Property, software and equipment, net of accumulated depreciation of $96,314 and $74,194, respectively	209,920	175,858
Goodwill	219,100	163,380
Intangible assets, net	23,454	17,575
Other long-term assets	37,100	59,083
Long-term assets of discontinued operations	27,207	27,248
Total assets	$1,635,014	$1,451,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$410,997	$373,037
Accounts payable and accrued expenses	204,411	219,566
Unearned revenue	68,024	17,107
Current portion of long-term debt	645	255
Current liabilities of discontinued operations	23,846	31,013
Total current liabilities	707,923	640,978
Long-term debt	276,687	264,637
Other long-term liabilities	55,992	43,539
Long-term liabilities of discontinued operations	1,155	726
Total liabilities	1,041,757	949,880

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 45,402,369 and 45,071,179 shares, respectively	45	45
Additional paid-in capital	277,709	263,835
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	7,812	3,152
Retained earnings	335,192	275,236
Treasury stock, at cost (2,373,893 and 2,083,415 shares, respectively)	(46,497)	(40,996)
Total Centene stockholders’ equity	574,261	501,272
Noncontrolling interest	18,996	—
Total stockholders’ equity	593,257	501,272
Total liabilities and stockholders’ equity	$1,635,014	$1,451,152

Centene Corporation Reports 2009 Third Quarter Results October 27, 2009 / Page 5

 CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Premium	$960,009	$817,740	$2,754,713	$2,338,550
Service	27,300	17,962	72,740	56,958
Premium and service revenues	987,309	835,702	2,827,453	2,395,508
Premium tax	50,925	22,897	182,685	66,249
Total revenues	1,038,234	858,599	3,010,138	2,461,757
Expenses:
Medical costs	803,062	671,920	2,298,108	1,932,172
Cost of services	15,843	12,854	46,364	43,467
General and administrative expenses	130,024	118,628	381,524	323,391
Premium tax	51,295	23,284	183,785	66,636
Total operating expenses	1,000,224	826,686	2,909,781	2,365,666
Earnings from operations	38,010	31,913	100,357	96,091
Other income (expense):
Investment and other income	3,750	2,708	11,781	15,724
Interest expense	(4,064)	(4,377)	(12,210)	(12,436)
Earnings from continuing operations, before income tax expense	37,696	30,244	99,928	99,379
Income tax expense	12,426	12,145	35,060	38,464
Earnings from continuing operations, net of income tax expense	25,270	18,099	64,868	60,915
Discontinued operations, net of income tax (benefit) expense of $(792), $242, $(1,148) and $390, respectively	(1,460)	149	(2,394)	1,159
Net earnings	23,810	18,248	62,474	62,074
Noncontrolling interest	2,542	―	2,518	―
Net earnings attributable to Centene Corporation	$21,268	$18,248	$59,956	$62,074

Amounts attributable to Centene Corporation common shareholders:
Earnings from continuing operations, net of income tax expense	$22,728	$18,099	$62,350	$60,915
Discontinued operations, net of income tax (benefit) expense	(1,460)	149	(2,394)	1,159
Net earnings	$21,268	$18,248	$59,956	$62,074

Net earnings (loss) per share attributable to Centene Corporation:
Basic:
Continuing operations	$0.53	$0.42	$1.45	$1.40
Discontinued operations	(0.04)	―	(0.06)	0.03
Earnings per common share	$0.49	$0.42	$1.39	$1.43
Diluted:
Continuing operations	$0.51	$0.41	$1.41	$1.37
Discontinued operations	(0.03)	―	(0.05)	0.02
Earnings per common share	$0.48	$0.41	$1.36	$1.39

Weighted average number of shares outstanding:
Basic	43,001,870	43,232,941	43,023,431	43,381,819
Diluted	44,291,604	44,530,347	44,247,153	44,541,424

Centene Corporation Reports 2009 Third Quarter Results October 27, 2009 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008

Cash flows from operating activities:
Net earnings	$62,474		$62,074
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	30,800		26,018
Stock compensation expense	11,428		11,576
Loss on sale of investments, net	261		4,923
Deferred income taxes	4,516		13,987
Changes in assets and liabilities —
Premium and related receivables	(381)		(50,797)
Other current assets	(2,595)		(6,422)
Other assets	(593)		(713)
Medical claims liabilities	31,612		28,109
Unearned revenue	54,725		(37,931)
Accounts payable and accrued expenses	(17,656)		74,723
Other operating activities	2,386		967
Net cash provided by operating activities	176,977		126,514
Cash flows from investing activities:
Capital expenditures	(42,696)		(52,588)
Purchases of investments	(647,086)		(372,221)
Sales and maturities of investments	546,640		356,367
Investments in acquisitions, net of cash acquired, and investment in equity method investee	(31,533)		(83,509)
Net cash used in investing activities	(174,675)		(151,951)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,717		4,770
Proceeds from borrowings	468,500		152,005
Payment of long-term debt	(456,059)		(109,410)
Distributions to noncontrolling interest	(3,171)		―
Contribution from noncontrolling interest	7,495		―
Excess tax benefits from stock compensation	43		3,016
Common stock repurchases	(5,539)		(18,244)
Debt issue costs	(405)		―
Net cash provided by financing activities	12,581		32,137
Net increase in cash and cash equivalents	14,883		6,700
Cash and cash equivalents, beginning of period	379,099		268,584
Cash and cash equivalents, end of period	$393,982		$275,284

Supplemental disclosures of cash flow information:
Interest paid	$8,556		$8,467
Income taxes paid	$43,308		$28,370

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$5,491	$	―

Centene Corporation Reports 2009 Third Quarter Results October 27, 2009 / Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q3	Q2	Q1	Q4	Q3
	2009	2009	2009	2008	2008
MEMBERSHIP
Managed Care:
Arizona	17,400	16,200	15,500	14,900	—
Florida	84,400	22,300	29,100	—	—
Georgia	303,400	292,800	289,300	288,300	283,900
Indiana	200,700	196,100	179,100	175,300	172,400
Massachusetts	500	—	—	—	—
Ohio	151,200	141,200	137,000	133,400	132,500
South Carolina	46,100	46,000	48,500	31,300	26,600
Texas	450,200	443,200	421,100	428,000	433,200
Wisconsin	132,500	131,200	127,700	124,800	122,500
Total at-risk membership	1,386,400	1,289,000	1,247,300	1,196,000	1,171,100
Non-risk membership	63,200	114,000	96,000	3,700	3,700
TOTAL	1,449,600	1,403,000	1,343,300	1,199,700	1,174,800

Medicaid	1,040,500	958,600	921,100	877,400	850,500
CHIP & Foster Care	263,400	261,400	256,900	257,300	261,800
ABD & Medicare	82,500	69,000	69,300	61,300	58,800
Total at-risk membership	1,386,400	1,289,000	1,247,300	1,196,000	1,171,100
Non-risk membership	63,200	114,000	96,000	3,700	3,700
TOTAL	1,449,600	1,403,000	1,343,300	1,199,700	1,174,800

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	117,300	110,500	104,700	105,000	102,400
Kansas	41,000	41,100	40,600	41,100	40,100
Bridgeway Health Solutions
Long-term Care	2,500	2,400	2,300	2,100	1,900
TOTAL	160,800	154,000	147,600	148,200	144,400

(a) Includes external membership only.

REVENUE PER MEMBER(b)	$222.77	$219.75	$220.29	$218.52	$213.28

CLAIMS(b)
Period-end inventory	414,900	362,200	325,000	269,300	323,200
Average inventory	227,100	234,500	267,600	288,600	298,400
Period-end inventory per member	0.30	0.28	0.26	0.23	0.28

(b) Revenue per member and claims information are presented for the Managed Care at-risk members.

Centene Corporation Reports 2009 Third Quarter Results October 27, 2009 / Page 8

	Q3	Q2	Q1	Q4	Q3
	2009	2009	2009	2008	2008

DAYS IN CLAIMS PAYABLE (c)	47.1	47.5	45.3	48.5	47.9
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$911.4	$825.8	$816.8	$798.0	$692.6
Unregulated	27.6	27.0	28.9	24.1	26.8
TOTAL	$939.0	$852.8	$845.7	$822.1	$719.4

DEBT TO CAPITALIZATION (d)	31.9%	33.0%	34.6%	34.6%	34.4%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).

OPERATING RATIOS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Health Benefits Ratios:
Medicaid and CHIP	84.7%	81.3%	84.4%	80.7%
ABD and Medicare	81.1	88.1	81.7	91.4
Specialty Services	80.5	79.9	79.6	82.9
Total	83.7	82.2	83.4	82.6

General & Administrative Expense Ratio	13.2%	14.2%	13.5%	13.5%

MEDICAL CLAIMS LIABILITY (In thousands)
Four rolling quarters of the changes in medical claims liability are summarized as follows:

Balance, September 30, 2008	$349,502
Acquisitions	—
Incurred related to:
Current period	3,051,905
Prior period	(45,634)
Total incurred	3,006,271
Paid related to:
Current period	2,654,707
Prior period	290,069
Total paid	2,944,776
Balance, September 30, 2009	$410,997

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, increased receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to September 30, 2008.